Exhibit 10.15

Capitalisation Agreement

dated _______________ 2024 (the Effective Date)

Parties:

1.	AMER SPORTS MANAGEMENT COMPANY (CAYMAN) LIMITED whose registered office is at c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (Co-invest Vehicle); and

2.	AMER SPORTS, INC., formerly known as AMER SPORTS MANAGEMENT HOLDING (CAYMAN) LIMITED whose registered office is at c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (Scheme Issuer).

whereas:

(A)              On 28 February 2022, Co-invest Vehicle and Scheme Issuer entered into a shareholder loan agreement (the Investment Proceeds Shareholder Loan Agreement) whereby Co-invest Vehicle agreed to advance to Scheme Issuer a principal amount of EUR6,749,973.32525565.

(B)              As at the Effective Date, the principal amount outstanding under the Investment Proceeds Shareholder Loan Agreement is EUR[•](the Investment Proceeds Shareholder Loan).

(C)              Co-invest Vehicle and Scheme Issuer have mutually agreed to capitalise a portion of the Investment Proceeds Shareholder Loan into share capital of Scheme Issuer.

iT IS aGREED:

1.         Investment Proceeds Shareholder Loan Agreement

1.1               In consideration of the mutual undertakings contained in this Agreement, on the Effective Date:

(a)	Scheme Issuer shall repay to Co-invest Vehicle a portion of the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon in an aggregate amount of EUR[•](the Repayment Amount) (the Repayment);

(b)	Co-invest Vehicle shall subscribe for, and Scheme Issuer shall allot and issue to Co-invest Vehicle, one Class A share of Scheme Issuer (the Subscription Share) with a nominal or par value of EUR0.10 for a subscription price of EUR[•](the Subscription Amount) (the Subscription); and

(c)	Scheme Issuer’s obligation to pay the Repayment Amount to Co-invest Vehicle shall be set off against Co-invest Vehicle’s obligation to pay the Subscription Amount to Scheme Issuer, such that no payment in cash nor any further payment shall be required to be made by either Scheme Issuer or Co-invest Vehicle to effect the Repayment and the Subscription. The obligations of Scheme Issuer to pay the Repayment Amount to Co-invest Vehicle and of Co-invest Vehicle to pay the Subscription Amount to Scheme Issuer shall be deemed fully discharged upon the setting off of the Subscription Amount against the Repayment Amount upon the allotment and issue of the Subscription Share by Scheme Issuer.

1.2               For the avoidance of doubt, the Investment Proceeds Shareholder Loan Agreement shall remain in full force and effect save as expressly set out in this Agreement, and Scheme Issuer shall repay the principal amount of the Investment Proceeds Shareholder Loan and accrued interest thereon (in each case to the extent not satisfied by the Repayment Amount) to Co-invest Vehicle in accordance with the Investment Proceeds Shareholder Loan Agreement (as supplement by this Agreement).

2.         Further Assurance

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Agreement.

3.         Entire Agreement

This Agreement constitutes the entire agreement between the parties in relation to the Repayment and the Subscription and supersedes any previous agreement, whether express or implied, regarding the Repayment and the Subscription.

4.         Counterparts

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

5.         Third Party Rights

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623 of the Laws of Hong Kong) or any other statutory provision to enforce any of its terms.

6.         Governing Law and Jurisdiction

6.1               This Agreement shall be governed by, and interpreted in accordance with, the laws of Hong Kong.

6.2               Any Dispute shall be referred to, and finally resolved by, arbitration administered by the Hong Kong International Arbitration Centre (the HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted.

6.3               The tribunal shall consist of three arbitrators; one appointed by the applicant(s), one appointed by the respondent(s) and one who shall be appointed by the mutual agreement of the other two arbitrators. The seat of arbitration shall be Hong Kong and the language to be used in the arbitral proceedings shall be English.

6.4               Notwithstanding this Clause 6, the parties shall retain the right to seek injunctive or interlocutory relief from any court of competent jurisdiction pending the commencement or determination of any arbitration proceedings.

As witness this Agreement has been signed by the duly authorised representatives of the parties and shall be effective as of the Effective Date.

For and on behalf of

AMER SPORTS MANAGEMENT COMPANY (CAYMAN) LIMITED

By:

Name:

Title:

[Signature Page – Capitalisation Agreement (Co-invest Vehicle / Listco – EUR7.2mn)]

For and on behalf of

AMER SPORTS, INC.

By:

Name:

Title:

[Signature Page – Capitalisation Agreement (Co-invest Vehicle / Listco – EUR7.2mn)]